EXHIBIT 99.1

Mawson Infrastructure Group Announces Hiring of Head of Corporate Strategy and Head of Corporate Development

New Hires Enhance Mawson’s Continued Transformation, Growth Initiatives and Ecosystem Consolidation Opportunities

MIDLAND, Pa., May 09, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson,” or “the Company”), a digital infrastructure company, today announced that it has named Anurag Gandhi as Head of Corporate Strategy, and Vikram Murali as Head of Corporate Development, to enhance Mawson’s continued focus and transformation, strategic growth initiatives, and future ecosystem consolidation opportunities.

Rahul Mewawalla, CEO and President of Mawson, commented, “Following our recent announcement for plans to expand our Midland facilities and expand our digital infrastructure platforms to add further momentum to the growth of Mawson’s businesses, I am delighted to welcome Anurag and Vikram to the Mawson team. With the expected increase in demand for our digital infrastructure services moving forward, we plan to proactively assess and pursue strategic growth initiatives and ecosystem M&A opportunities as we drive Mawson’s continued transformation. We also look to advance our strategies for future industry opportunities post bitcoin halving, and as we see new token standards and protocols utilizing the Bitcoin network.”

Anurag Gandhi, has joined Mawson as Director of Corporate Strategy and leads corporate strategic and growth activities for the Company. Mr. Gandhi has previous corporate experience across Apple, T-Mobile, and Nike, and is a graduate of the University of Chicago Booth School of Business and has a Bachelor of Science in Management Science and Engineering from Stanford University. Mr. Gandhi commented, “Joining Mawson at this pivotal juncture presents a unique opportunity to contribute to the Company's ongoing transformation. As we navigate the evolving digital infrastructure platforms landscape, I look forward to working with the leadership team to identify and execute on opportunities that should further advance Mawson's position as an industry innovator.”

Vikram Murali, has joined Mawson as Director of Corporate Development and leads mergers and acquisitions (M&A) and corporate development activities for the Company. Mr. Murali was most recently an investment banker with Evercore, a global investment bank, with their M&A advisory practice. He is a graduate of the McCombs School of Business at the University of Texas at Austin and has a Bachelor of Science from Rice University. Mr. Murali commented, “I am excited to join Mawson during this pivotal time for both the Company and the industry. I look forward to working closely with the innovative and forward-looking leadership team at Mawson as we explore organic and inorganic growth opportunities that will further strengthen our market position and drive long-term value creation.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
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